Exhibit 10.20

AMENDMENT NO. 2

To the Standard Form Airport Corporate Hangar and Land Lease between the City of Sugar Land

and Sky Harbour Sugar Land Airport, LLC.

Whereas, effective February 6, 2019, the City of Sugar Land and Sky Harbour, LLC entered into a ground lease for approximately 4.085 acres of land located at the Sugar Land Regional Airport (“Lease”); and

Whereas, effective October 15, 2019, the Lease was amended and restated (“Amendment No. 1”) to incorporate a number of changes, including:

(1) The addition of two sites constituting 4.041 acres of land to the lease;

(2) A construction deadline of October 15, 2021 for improvements on the additional two sites; and

(3) The assignment of the lease to Sky Harbour Sugar Land Airport, LLC.

Whereas, due to disruptions in the market caused by COVID 19 the construction deadlines contained in Amendment No. 1 were not met; and

Whereas, the City of Sugar Land and Sky Harbour Sugar Land Airport, LLC desire to amend the Lease and Amendment No. 1 by extending the construction deadline. NOW, THEREFORE:

The City Council of the City of Sugar Land, Texas and Sky Harbour Sugar Land Airport, LLC agree to the following:

Section 1.         That Sec. 6, Improvements to the Premises, paragraph D in Amendment No. 1 is revised to read as follows:

D. Lessee must begin construction of the Additional Improvements by October 15, 2022, and must complete construction of the Additional Improvements within 365 days from the start of the construction date. Such completion date may be extended upon proof of a Force Majeure event. Lessee will use commercially reasonable efforts to construct the Additional Improvements in a manner as not to materially interfere with the normal operations and use of the Airport by others. The Additional Improvements will, upon completion, cost not less than $2,000,000. If requested by the Aviation Director, Lessee will file with the Aviation Director a complete set of as-built drawings and documents showing the actual construction costs of the Additional Improvements within 30 days of completion of any Additional Improvements. If for any reason, Lessee fails to begin the construction of the Additional Improvements by October 15, 2022, this Lease automatically terminates as to sites 4 and 7 on October 16, 2022.

Section 2.          That the remaining provisions of the Lease as amended and restated in Amendment No. 1 remain in full effect with no edits or deletions.

Section 3.          That this Amendment No. 2 is effective September 11, 2021.

CITY OF SUGAR LAND

/s/ Michael W. Goodrum

Michael W. Goodrum, City Manager

Date:    August 18, 2021

ATTEST:

/s/ Thomas Harris, III

Thomas Harris, III, City Secretary

APPROVED AS TO FORM:

/s/ Meredith Riede

Meredith Riede, City Attorney

SKY HARBOUR SUGAR LAND

AIRPORT, LLC

/s/ Tal Keinan

Name:   Tal Keinan

Title: Authorized Officer

Date: August 10, 2021